EXHIBIT 99.11

News for Immediate Release on Tuesday, June 16, 2009

Contact: Michael Pawelek, Chairman and CEO: 210-545-5994
IR Contact: David Charles, Sierra Partners LLC: 303-757-2510

South Texas Oil Company Closes $X.X Million
Convertible Notes Private Placement

SAN ANTONIO – June 16, 2009 (PR Newswire) – South Texas Oil Company (Nasdaq: STXX) today announced the sale through a non-brokered private placement of $X.X million 14% Secured Convertible Notes due in 2011 (“the Notes”).  Proceeds will be used to fund a portion of the Company’s 2009 capital expenditure budget, for potential acquisitions, and to provide working capital for general corporate purposes.

The Notes are convertible into South Texas Oil Company common stock at a fixed conversion price equal to $0.50.  The number of shares of common stock issuable upon conversion of each One ($1.00) Dollar of Note principal shall equal (i) One ($1.00) Dollar (ii) divided by the conversion price.  The Notes are secured by certain of the Company’s assets (the “Collateral”) and the Note holders are pari passu with the Company’s existing Senior Secured debt holders with respect to the Collateral.  The Company will have a call option, subject to Nasdaq rules, to convert its Notes into Common Stock at the Fixed Conversion Price at any time after the Company’s common stock (i) closes at a price exceeding $1.00 for any 20 consecutive trading days, the (the “Lookback Period”) and (ii) the reported daily trading volume of the Common Stock during each trading day during the Lookback Period is not less than 100,000 shares of Common Stock per day.

Included in the private placement are five-year Warrants, which contain a conditional cashless exercise feature, to purchase a number of shares of the Company common stock equal to one share for each $1.00 of principal amount of Notes purchased.  The exercise price for the Warrants is fixed at $0.50 per share.

The Notes were sold only in the United States to qualified accredited buyers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended.  Neither the notes nor the shares of the Company's common stock into which they are convertible have been registered under the Securities Act of 1933, as amended, or any state securities laws, and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The notes are eligible for trading in accordance with Rule 144 under the Securities Act of 1933.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About South Texas Oil Company
San Antonio-based South Texas Oil Company (Nasdaq: STXX) is an independent energy company engaged in the acquisition, production, exploration and development of crude oil and natural gas.  Our core operating areas include Texas, Louisiana and the Gulf Coast.  The Company controls a large inventory of lower-risk developmental / exploitation locations and higher-risk, high-reward exploration prospects.  The Company leverages its geological and geophysical strengths by acquiring high-quality, operated properties and further enhances an asset's value through field-level cost reduction.  The Company continually evaluates producing property acquisition opportunities complementary to its core operating areas.  Please visit www.southtexasoil.com for additional information.

Forward-Looking Statements
This press release contains forward-looking information regarding South Texas Oil Company that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on the Company's current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of the Company’s management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect the Company’s operations or financial results are included in the Company’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. The Company does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

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